GENETIC VECTORS INC.

                        1,400,000 SHARES OF COMMON STOCK

                          AGREEMENT AMONG UNDERWRITERS

                                                      _______________, 2000


Mercer Partners, Inc.
33 Whitehall Street
New York, NY 10004
Attn: John Lane
as Representative


GENTLEMEN:

   We wish to confirm as follows the agreement among you, the undersigned and the other members of the Underwriting Group named in Schedule I to the Underwriting Agreement, as it is to be executed (all such parties being herein called the "Underwriters"), with respect to the purchase by the Underwriters severally from Genetic Vectors Inc. ("Company") of 1,400,000 shares of Common Stock ("Securities") offered as described above and as set forth in Schedule I to the Underwriting Agreement. The number of Securities to be purchased by each Underwriter from the Company shall be determined in accordance with Section 2 of the Underwriting Agreement. It is understood that changes may be made in those who are to be Underwriters and in the respective numbers of Securities to be purchased by them, but that the Underwriting Agreement will not be changed without our consent, except as provided herein, and in the Underwriting Agreement. The obligations of the Underwriters to purchase the number of Securities set opposite their respective names in Schedule I to the Underwriting Agreement, are herein called their "underwriting obligations." The number of Securities set opposite our names in said Schedule I, are herein called "our Securities." For purposes of this Agreement the following definitions shall be applicable:

       (a) "Manager's Concession" shall be the compensation to you for acting as Manager as provided in Paragraph 1 of not less than ______ percent (___%) of the underwriting discount. The Manager's Concession shall include the right to a portion of the warrants to be issued pursuant to the Underwriting Agreement and, the right to the nonaccountable expenses to be paid pursuant to the Underwriting Agreement.

      (b) "Underwriting Group Concession" shall mean compensation to members of the Underwriting Group for assuming the underwriting risk and shall be not less than _____ percent (___ %) of the underwriting discount.

      (c) "Dealer's Concession" shall mean compensation to Dealers, who are members of the Selling Group and shall, as to Dealers who have executed an agreement with you, be not less than ______ percent (___%) of the underwriting discount.

      (d) "Dealer's Reallowance Concession" shall mean the compensation allowed Dealers by Underwriters other than you and shall be one-half (1/2) of the Dealer's Concession.

      (e) It is contemplated that the underwriting discount will be _____ percent (___%) of the offering price. You, in your absolute discretion, shall determine, within the foregoing limitations, the precise allocation of the underwriting discount and shall notify us of same at least twenty-four (24) hours prior to the execution of the Underwriting Agreement.

      1. AUTHORITY AND COMPENSATION OF REPRESENTATIVE. We hereby authorize you, as our Representative and on our behalf, (a) to enter into an agreement with the Company substantially in the form attached hereto as Exhibit A ("Underwriting

Agreement"), but with such changes therein as in your judgment are not materially adverse to the Underwriters, (b) to exercise all the authority and discretion vested in the Underwriters and in you by the provisions of the Underwriting Agreement, and (c) to take all such action as you, in your discretion, may deem necessary or advisable in order to carry out the provisions of the Underwriting Agreement and this Agreement and the sale and distribution of the Securities, provided, however, that the time within which the Registration Statement is required to become effective pursuant to the Underwriting Agreement will not be extended more than forty-eight (48) hours without the approval of a majority in interest of the Underwriters (including you). We authorize you, in executing the Underwriting Agreement on our behalf, to set forth in Schedule I of the Underwriting Agreement as our commitment to purchase the number of Securities (which shall not be substantially in excess of the number of Securities included in your invitation to participate unless we have agreed otherwise) included in a wire, telex, or similar means of communication transmitted by you to us at least twenty-four (24) hours prior to the commencement of the offering as our finalized underwriting participation.

      As our share of the compensation for your services hereunder, we will pay you, and we authorize you to charge to our account, a sum equal to the Manager's Concession.

      2. PUBLIC OFFERING. A public offering of the Securities is to be made, as herein provided, as soon after the Registration Statement relating thereto shall become effective as in your judgment is advisable. The Securities shall be initially offered to the public at the public offering price of $00.00 per share. You will advise us by telegraph or telephone when the Securities shall be released for offering. We authorize you as Representative of the Underwriters, after the initial public offering, to vary the public offering price, in your sole discretion, by reason of changes in general market conditions or otherwise. The public offering price of the Securities at any time in effect is herein called the "Offering Price." Unless otherwise permitted, we will not sell any of the Securities to any account over which we have discretionary authority.

   We hereby agree to deliver all preliminary and final Prospectuses as required for compliance with the provisions of Rule 15c2-8 under the Securities Exchange Act of 1934 and Section 5(b) of the Securities Act of 1933. You have heretofore delivered to us such preliminary Prospectuses as have been requested by us, receipt of which is hereby acknowledged, and will deliver such final Prospectuses as will be requested by us.

      3. OFFERING TO DEALERS AND GROUP SALES. We authorize you to reserve for offering and sale, and on our behalf to sell, to institutions or other retail purchasers (such sales being herein called "Group Sales") and to dealers selected by you (such dealers being herein called the "Dealers") all or any part of our Securities as you may determine. Such sales of Securities, if any, shall be made (i) in the case of Group Sales, at the Offering Price, and (ii) in the case of sales to Dealers, at -the Offering Price less the Dealer's Concession.

      Any Group Sales shall be as nearly as practicable in proportion to the underwriting obligations of the respective Underwriters. Any sales to Dealers made for our account shall be as nearly as practicable in the ratio that the Securities reserved for our account for offering to Dealers bears to the aggregate of all Securities of all Underwriters, including you, so reserved. On any Group Sales or sales to Dealers made by you on our behalf, we shall be entitled to receive only the Underwriter's Concession.

      You agree to notify us not less than twenty-four (24) hours prior to the commencement of the public offering as to the number of Securities, if any, which we may retain for direct sale. Prior to the termination of this Agreement, you may reserve for offering and sale, as herein before provided, any Securities remaining unsold theretofore retained by us and we may, with your consent, retain any Securities remaining unsold theretofore reserved by you. Sales to Dealers shall be made under a Selected Dealers Agreement, attached hereto as Exhibit B and by this reference incorporated herein. We authorize you to determine the form and manner of any communications with Dealers, and to make such changes in the Selected Dealers Agreement, as you may deem appropriate. In the event that there shall be any such agreements with Dealers, you are authorized to act as managers thereunder, and we agree, in such event, to be governed by the terms and conditions of such agreements. Each Underwriter agrees that it will not offer any of the Securities for sale at a price below the Offering Price or allow any concession therefrom, except as herein otherwise provided. We, as to our Securities, may enter into agreements with Dealers, but any Dealer's Reallowance Concession shall not exceed half of the Dealer's Concession.



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

      It is understood that any person to whom an offer may be made, as herein before provided, shall be a member of the National Association of Securities Dealers, Inc. ("NASD") or dealers or institutions with their principal place of business located outside of the United States, its territories or possessions, and who are not eligible for membership under Section 1 of the Bylaws of the NASD who agree to make no sales within the United States, its territories or possessions, or to persons who are nationals thereof, or residents therein, and, in making sales, to comply with the NASD's Rules of Fair Practice.

      We authorize you to determine the form and manner of any public advertisement of the Securities.

      Nothing in this Agreement contained therein shall be deemed to restrict our right, subject to the provisions of this Section 3, to offer our Securities prior to the effective date of the Registration Statement, provided, however, that any such offer shall be made in compliance with any applicable requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission thereunder and of any applicable state securities laws.

      4. REPURCHASES IN THE OPEN MARKET. Any Securities sold by us (otherwise than through you) which, prior to the termination of this Agreement, or such earlier date as you may determine, shall be contracted for or purchased in the open market by you on behalf of any Underwriter or Underwriters, shall be repurchased by us on demand at a price equal to the cost of such purchase plus commissions and taxes, if any, on redelivery. Any Securities delivered on such repurchase need not be the identical Securities originally sold by us. In lieu of delivery of such Securities to us, you may (i) sell such Securities in any manner for our account and charge us with the amount of any loss or expense, or credit us with the amount of any profit, less any expense, resulting from such sale, or (ii) charge our account with an amount not in excess of the concession to Dealers on such Securities.

      5. DELIVERY AND PAYMENT. We agree to deliver to you, at or before 9:00 A.M., New York, New York Time, on the Closing Date referred to in the Underwriting Agreement, at your office, a certified or bank cashier's check payable to your order for the offering price of the Securities less Dealer's Concession of the Securities which we retained for direct sale by us, the proceeds of which check shall be delivered to you, in the manner provided in the Underwriting Agreement, to or for the account of the Company against delivery of certificates for such Securities to you for our account. You are authorized to accept such delivery and to give receipts therefor. You may advance funds for Securities which have been sold or reserved for sale to retail purchasers or Dealers for our account. If we fail (whether or not such failure shall constitute a default hereunder) to deliver to you, or you fail to receive, our check and/or payment for sales made by you for our account for the Securities which we have agreed to purchase, you, individually and not as Representative of the Underwriters, are authorized (but shall not be obligated) to make payment, in the manner provided in the Underwriting Agreement, to or for the account of the Company for such Securities for our account, but any such payment by you shall not relieve us of any of our obligations under the Underwriting Agreement or under this Agreement and we agree to repay you on demand the amount so advanced for our account.

      We also agree on demand to take up and pay for or to deliver to you funds sufficient to pay for at cost any Securities of the Company purchased by you for our account pursuant to the provisions of Section 9 hereof, and to deliver to you on demand any Securities sold by you for our account, pursuant to any provision of this Agreement.

      We authorize you to deliver our Securities, and any other Securities purchased by you for our account pursuant to the provisions of Section 9 hereof, against sales made by you for our account pursuant to any provision of this Agreement.

      Upon receipt by you of payment for the Securities sold by us and/or through you for our account, you will remit to us promptly an amount equal to the Underwriter's Concession on such Securities. You agree to cause to be delivered to us, as soon as practicable after the Closing Date referred to in the Underwriting Agreement, such part of our Securities purchased on such Closing Date as shall not have been sold or reserved for sale by your for our account.

      In case any Securities reserved for sale in Group Sales or to Dealers shall not be purchased and paid for in due course as contemplated hereby, we agree to accept delivery when tendered by you of any Securities so reserved for our account and not so purchased and pay you the offering price less the Dealer's and Underwriter's Concessions.



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

      6. AUTHORITY TO BORROW. We authorize you to advance your funds for our account (charging current interest rates) and to arrange loans for our account for the purpose of carrying out this Agreement, and in connection therewith to execute and deliver any notes or other instruments, and to hold, or pledge as security therefor, all or any part of our Securities of the Company purchased hereunder for our account. Any lending bank is hereby authorized to accept your instructions as Representative in all matters relating to such loans. Any part of our Securities held by you, may be delivered to us for carrying purposes, and if so delivered, will be redelivered to you upon demand.

      7. ALLOCATION OF EXPENSE AND LIABILITY. We authorize you to charge our account with, and we agree to pay (a) all transfer taxes on sales made by you for our account, except as herein otherwise provided, and (b) our proportionate share (based on our underwriting obligations) of all expenses in excess of those reimbursed by the Company incurred by you in connection with the purchase, carrying and distribution, or proposed purchase and distribution, of the Securities and all other expenses arising under the terms of the Underwriting Agreement or this Agreement. Your determination of all such expenses and your allocation thereof shall be final and conclusive. Funds for our account at any time in your hands as our Representative may be held in your general funds without accountability for interest. As soon as practicable after the termination of this Agreement, the net credit or debit balance in our account, after proper charge and credit for all interim payments and receipts, shall be paid to or paid by us, provided, however, that you, in your discretion, may reserve from distribution an amount to cover possible additional expenses chargeable to the several Underwriters.

      8. LIABILITY FOR FUTURE CLAIMS. Neither any statement by you, as Representative of the Underwriters, of any credit or debit balance in our account nor any reservation from distribution to cover possible additional expenses relating to the Securities shall constitute any representation by you as to the existence or nonexistence of possible unforeseen expenses or liabilities of or charges against the several Underwriters. Notwithstanding the distribution of any net credit balance to us or the termination of this Agreement, or both, we shall be and remain liable for, and will pay on demand,
(a) our proportionate share (based on our underwriting obligations) of all expenses and liabilities which may be incurred by, or for the accounts of the Underwriters, including any liability which may be incurred by the Underwriters or any of them, and (b) any transfer taxes paid after such settlement on account of any sale or transfer for our account.

      9. STABILIZATION. We authorize you, until the termination of this Agreement, (a) to make purchases and sales of the Securities, in the open market or otherwise, for long or short account, and on such terms, and at such prices as you in your discretion may deem desirable, (b) in arranging for sales of Securities, to overallot, and (c) either before or after the termination of this Agreement, to cover any short position incurred pursuant to this Section 9; subject, however, to the applicable rules and regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934. All such purchases, sales and overallotments shall be made for the accounts of the several Underwriters as nearly as practicable in proportion to their respective underwriting obligations; provided, however, that our net position resulting from such purchases and sales and overallotments shall not at any time exceed, either for long or short account, fifteen percent (15%) of the number of Securities agreed to be purchased by us.

      If you engage in any stabilizing transactions as representative of the underwriters, you shall promptly notify us of that fact and in like manner you agree to promptly notify and file with us any stabilizing transaction in accordance with the requirements of Rule 17a-2(d) under the Securities Exchange Act of 1934.

      We agree to advise you from time to time, upon request, until the settlement of accounts hereunder, of the number of Securities at the time retained by us unsold, and we will upon request sell to you, for the accounts of one or more of the several Underwriters, such number of our unsold Securities as you may designate, at the Offering Price less such amount, not in excess of the concession to Dealers, as you may determine.

      10. OPEN MARKET TRANSACTIONS. We agree that, except with your consent and except as herein provided upon advice from you, we will not make purchases or sales on the open market or otherwise, or attempt to induce others to make purchases or sales, either before or after the purchase of the Securities, and prior to the completion (as defined in Regulation M of the Securities Exchange Act of 1934) of our participation in the distribution, we will otherwise comply with Regulation M. Nothing in this Section 10 contained shall prohibit us from acting as broker or agent in the execution of unsolicited orders of customers for the purchase or sale of any securities of the Company.

      11. BLUE SKY. Prior to the initial offering by the Underwriters, you will inform us as to the states under the respective securities or Blue Sky laws of which it is believed that the Securities have been qualified or are exempt for sale, but you do not assume any responsibility or obligation as to the accuracy of such information or as to the right of any Underwriter or Dealer to sell the Securities in any jurisdiction. We will not sell any Securities in any other state or jurisdiction and we will not sell Securities in any state or jurisdiction unless we are qualified or licensed to sell securities in such state or jurisdiction. We authorize you, if you deem it inadvisable in arranging sales of Securities for our account hereunder, to sell any of our Securities to any particular Dealer, or other buyer, because of the securities or Blue Sky laws of any jurisdiction, to sell our Securities to one or more other Underwriters at the Offering Price less, in the case of a sale to any Dealer, such amount, not in excess of the concession to Dealers thereon, as you may determine. The transfer tax on any such sales among Underwriters shall be treated as an expense and charged to the respective accounts of the several Underwriters, in proportion to their respective underwriting obligations.

      12. DEFAULT BY UNDERWRITERS. Default by one or more Underwriters, in respect to their obligations under the Underwriting Agreement shall not release us from any of our obligations. In case of such default by one or more Underwriters, you are authorized to increase, pro rata, with the other nondefaulting Underwriters, the number of defaulted Securities which we shall be obligated to purchase from the Company, provided, however, that the aggregate amount of all such increases for all Underwriters shall not exceed ten percent (10%) of such Securities, and, if the aggregate number of the Securities not taken up by such defaulting Underwriters exceeds such ten percent (10%), you are further authorized, but shall not be obligated, to arrange for the purchase by other persons, who may include yourselves, of all or a portion of the Securities not taken up by such Underwriters. In the event any such increases or arrangements are made, the respective numbers of Securities to be purchased by the nondefaulting Underwriters and by any such other person or persons shall be taken as the basis for the underwriting obligations under this Agreement, but this shall not in any way affect the liability of any defaulting Underwriters to the other Underwriters for damages resulting from such default.

      In the event of default by one or more Underwriters in respect of their obligations under this Agreement to take up and pay for any Securities purchased by you for their respective accounts, pursuant to Section 9 hereof, or to deliver any such Securities sold or overallotted by you for their respective accounts pursuant to any provisions of this Agreement, and to the extent that arrangements shall not have been made by you for other persons to assume the obligations of such defaulting Underwriter or Underwriters, each nondefaulting Underwriter shall assume its proportionate share of the aforesaid obligations of each such defaulting Underwriter without relieving any such Underwriter of its liability therefor.

      13. TERMINATION OF AGREEMENT. Unless earlier terminated by you, the provisions of Sections 2, 3, 4, 6, 9 and 10 of this Agreement shall, except as otherwise provided therein, terminate thirty (30) full business days after the effective date of the Registration Statement herein referred to, but may be extended by you for an additional period or periods not exceeding thirty (30) full business days in the aggregate. You may, however, terminate this Agreement, or any provisions hereof, at any time by written or telegraphic notice to us.

      14. GENERAL POSITION OF THE REPRESENTATIVE. In taking action under this Agreement, you shall act only as agent of the several Underwriters. Your authority as Representative of the several Underwriters shall include the taking of such action as you may deem advisable in respect of all matters pertaining to any and all offers and sales of the Securities, including the right to make any modifications which you consider necessary or desirable in the arrangements with Dealers or others. You shall be under no liability for or in respect of the value of the Securities or the validity or the form thereof, the Registration Statement, the Prospectus, the Underwriting Agreement, or other instruments executed by the Company or others of any agreement on its or their part; nor shall you, as such Representative or otherwise, be liable under any of the provisions hereof, or for any matters connected herewith, except for want of good faith, and except for any liability arising under the Securities Act of 1933; and no obligation not expressly assumed by you as such Representative herein shall be implied from this Agreement. In representing the Underwriters hereunder, you shall act as the representative of each of them respectively. Nothing herein contained shall constitute the several Underwriters partners with you or with each other, or render any Underwriter liable for the commitments of any other Underwriter, except as otherwise provided in Section 12 hereof. The commitments and liabilities of each of the several Underwriters are several in accordance with their respective underwriting obligations and are not joint.



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

      15. ACKNOWLEDGMENT OF REGISTRATION STATEMENT, ETC. We hereby confirm that we have examined the Registration Statement (including all amendments thereto) relating to the Securities as heretofore filed with the Securities and Exchange Commission, that we are familiar with the amendment(s) to the Registration Statement and the final form of Prospectus proposed to be filed, that we are willing to accept the responsibilities of an underwriter thereunder, and that we are willing to proceed as therein contemplated. We further confirm that the statements made under the heading "Underwriting" in such proposed final form of Prospectus are correct and we authorize you so to advise the Company on our behalf. We understand that the aforementioned documents are subject to further change and that we will be supplied with copies of any amendment or amendments to the Registration Statement and of any amended Prospectus promptly, if and when received by you, but the making of such changes and amendments shall not release us or affect our obligations hereunder or under the Underwriting Agreement.

      16. INDEMNIFICATION. Each Underwriter, including you, agrees to indemnify and hold harmless each other Underwriter and each person who controls any other Underwriter within the meaning of Section 15 of the Securities Act of 1933, as amended, to the extent of their several commitments under the Underwriting Agreement and upon the terms that such Underwriter agrees to indemnify and hold harmless the Company as set forth in Section 7 of the Underwriting Agreement. The Agreement contained in this Section 16 shall survive any termination of this Agreement Among Underwriters.

      17. CAPITAL REQUIREMENTS. We confirm that our ratio of aggregate indebtedness to net capital is such that we may, in accordance with and pursuant to Rule 15c3-1, promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, agree to purchase the number of Securities we may be obligated to purchase under any provision of the Underwriting Agreement or this Agreement.

      18. MISCELLANEOUS. We have transmitted herewith a completed Underwriters' Questionnaire on the form thereof supplied by you. Any notice hereunder from you to us or from us to you shall be deemed to have been duly give if sent by registered mail, telegram, teletype, telex, telecopier, graphic scan, or other written form of telecommunication to us at our address as set forth in the Underwriting Agreement, or to you at the address set forth on the first page of this Agreement.

      You hereby confirm that you are registered as a broker-dealer with the United States Securities and Exchange Commission and that you are a member of the NASD and we confirm that we are either a member of the NASD or a foreign broker-dealer not eligible for membership under Section I of the Bylaws of the NASD, who agrees to make no sales within the United States, its territories or possessions, or to persons who are nationals thereof or residents therein, and, in making sales, to comply with the requirements of the NASD's Interpretation with Respect to Free Riding and Withholding, and with Sections 2730, 2740, and 2420 to the extent applicable to foreign nonmember brokers or dealers, and
Section 2750 of the NASD's Rules of Fair Practice.

      We will comply with all applicable federal laws, the laws of the states or other jurisdictions concerned and the Rules and Regulations of the NASD, including, but not limited to, Section 2740 of the Rules of Fair Practice.

      This instrument may be signed by the Underwriters in various counterparts which together shall constitute one and the same agreement among all the Underwriters and shall become effective as between us at such time as you shall have confirmed same by returning an executed copy to us, and thereafter, as to us and the other Underwriters, upon execution by them of counterparts which are confirmed by you. In no event, however, shall we have any liability under this Agreement if the Underwriting Agreement is not executed.

      Please confirm that the foregoing correctly states the understanding between us by signing and returning to us a counterpart hereof.

Very truly yours,


                        --------------------------------------------------
                                ATTORNEY-IN-FACT
                          FOR THE SEVERAL UNDERWRITERS
                               NAMED IN SCHEDULE I
                          TO THE UNDERWRITING AGREEMENT


Confirmed as of the date first above written.

  MERCER PARTNERS, INC.
  AS REPRESENTATIVE

By
  ----------------------------
      Vice President




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